Exhibit 99.2

FOR IMMEDIATE RELEASE

Investor Contact:

Tom Ward

317-685-7330

Media Contacts:

Les Morris

317-263-7711

George Sard/Hugh Burns/Brooke Gordon/Nat Garnick

Sard Verbinnen & Co.

212-687-8080

SIMON PROPERTY GROUP MAKES BEST AND FINAL OFFER TO ACQUIRE MACERICH FOR $95.50 PER SHARE IN CASH AND STOCK

Represents 37% Premium To Unaffected Price Of Macerich Shares

Offer Will Be Withdrawn on April 1 If No Engagement

Simon Will Not Nominate Directors To Macerich Board

INDIANAPOLIS, March 20, 2015 — Simon Property Group, Inc. (NYSE: SPG) today announced that it has sent a letter to The Macerich Company (NYSE: MAC) outlining its best and final offer to acquire all of the outstanding shares of Macerich for $95.50 per share in cash and Simon shares.  All other terms of Simon’s previous $91.00 per share offer remain the same, including consideration in the form of 50% cash and 50% Simon common stock, utilizing a fixed exchange ratio. The total value of the proposed transaction is approximately $23.2 billion, including assumption of approximately $6.4 billion of Macerich debt outstanding (including its pro rata share of mortgage debt from unconsolidated entities).

The offer represents a 37% premium to Macerich’s unaffected closing stock price of $69.88 on November 18, 2014, the day before Simon disclosed its 3.6% investment in Macerich (equivalent to 5.71 million shares).  The offer is also $24.50 per share above, or a 35% premium to, the $71.00 share price underlying the November 2014 agreement by Macerich’s Board of Directors to issue 10.9% of Macerich’s shares to Ontario Teachers’ Pension Plan in exchange for certain joint venture interests.

David Simon, Simon’s Chairman and Chief Executive Officer, said, “Macerich’s decision to adopt extreme defensive measures is disappointing. We have repeatedly expressed our desire to work with Macerich to reach a mutually beneficial agreement and do not believe a protracted, multi-year proxy battle is in the interests of the shareholders of either company. We believe our offer is compelling and will deliver significant and immediate value to Macerich shareholders. We encourage the Macerich Board to give our proposal the serious consideration it deserves and to take into account the views of Macerich shareholders.”

There is no financing condition to the proposal and Simon believes there are no legal or other impediments to completing the proposed transaction.

Simon has posted a new investor presentation to its website, which can be accessed at http://investors.simon.com.  The presentation corrects certain items regarding Simon that were contained in the Macerich investor presentation published earlier this week. Simon also will file a copy of the presentation with the Securities and Exchange Commission (SEC).

BofA Merrill Lynch is acting as Simon’s lead financial advisor, with Morgan Stanley & Co. LLC also acting as a financial advisor in connection with this transaction. Latham & Watkins LLP is acting as legal counsel to Simon.

The full text of Mr. Simon’s March 20, 2015 letter to Macerich is below.

March 20, 2015

Mr. Arthur M. Coppola

Chairman of the Board and

Chief Executive Officer

The Macerich Company

401 Wilshire Boulevard, Suite 700

Santa Monica, CA 90401

Dear Art:

I had hoped that by now, we could have engaged in meaningful discussions to determine if a deal could be agreed upon for Simon’s acquisition of The Macerich Company.  Because that has not happened, I am writing to advise you as follows:

We are making our best and final offer for all Macerich common stock of $95.50 per share, payable 50% in cash and 50% in Simon common stock using a fixed exchange ratio.

All of the remaining terms of our prior offer remain the same, including the fact that our offer is not subject to financing or the sale of assets to General Growth Properties.

We hope you and your board will give this offer full and fair consideration and will take into account input from Macerich shareholders.

Out of respect for the shareholders of both companies, we have decided not to nominate directors for the Macerich board or otherwise prolong this process.  Accordingly, if we do not meet with Macerich to negotiate terms and conditions of a definitive agreement by 5:00 p.m., Pacific Time on Wednesday, April 1, 2015, this offer and our interest in pursuing a transaction with Macerich will be withdrawn.

I look forward to hearing from you.

Sincerely,

David Simon

Chairman of the Board and

Chief Executive Officer

About Simon

Simon is a global leader in retail real estate ownership, management and development and a S&P100 company (Simon Property Group, NYSE: SPG). Our industry-leading retail properties and investments across North America, Europe and Asia provide shopping experiences for millions of consumers every day and generate billions in annual retail sales. For more information, visit www.simon.com.

ADDITIONAL INFORMATION

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to a proposal which Simon Property Group, Inc. (“Simon”) has made for a business combination transaction with The Macerich Company (“Macerich”). In furtherance of this proposal and subject to future developments, if a negotiated transaction is agreed, Simon and Macerich may file one or more registration statements, proxy statements, tender offer statements or other documents with the U.S. Securities and Exchange Commission (the “SEC”).  This communication is not a substitute for any proxy statement, registration statement, tender offer statement, prospectus or other document Simon and/or Macerich may file with the SEC in connection with the proposed transaction.  INVESTORS AND SECURITY HOLDERS OF SIMON AND MACERICH ARE URGED TO READ THE PROXY STATEMENT(S), REGISTRATION STATEMENT, TENDER OFFER STATEMENT, PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Any definitive proxy statement(s) or prospectus(es) (if and when available) will be mailed to stockholders of Macerich and/or Simon, as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Simon through the web site maintained by the SEC at http://www.sec.gov.

Simon and/or Macerich and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Simon’s executive officers and directors in Simon’s definitive proxy statement filed with the SEC on April 10, 2014. You can find information about Macerich’s executive officers and directors in Macerich’s definitive proxy statement filed with the

SEC on April 18, 2014. Additional information regarding the interests of such potential participants will be included in one or more registration statements, proxy statements, tender offer statements or other documents filed with the SEC if and when they become available. You may obtain free copies of these documents using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Forward Looking Statements

This communication may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding Simon Property Group, Inc.’s (“Simon”) offer to acquire The Macerich Company (“Macerich”), its financing of the proposed transaction, its expected future performance (including expected results of operations and financial guidance), and the combined company’s future financial condition, operating results, strategy and plans. Forward-looking statements may be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “seek,” “ongoing,” “upside,” “increases” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results to differ materially from those described in the forward-looking statements. These assumptions, risks and uncertainties include, but are not limited to, assumptions, risks and uncertainties discussed in Simon’s most recent annual or quarterly report filed with the Securities and Exchange Commission (the “SEC”) and assumptions, risks and uncertainties relating to the proposed transaction, as detailed from time to time in Simon’s and/or Macerich’s filings with the SEC, which factors are incorporated herein by reference. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this communication are set forth in other reports or documents that we may file from time to time with the SEC, and include, but are not limited to: (i) the ultimate outcome of any possible transaction between Simon and Macerich, including the possibilities that Macerich will reject a transaction with Simon, (ii) the ultimate outcome and results of integrating the operations of Simon and Macerich if a transaction is consummated, (iii) the ability to obtain regulatory approvals and meet other closing conditions to any possible transaction, including the necessary stockholder approvals, (iv) if a transaction with Macerich is consummated, the ability of Simon and General Growth Properties to reach a definitive agreement related to, and complete, the sale of certain assets of Macerich, as such sales would not be a condition to the Macerich transaction, and (v) the risks and uncertainties detailed by Macerich with respect to its business as described in its reports and documents filed with the SEC.  All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Simon undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this communication or to reflect actual outcomes.